Exhibit 10.40.1

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

VISUAL NETWORKS, INC.

NONSTATUTORY STOCK OPTION GRANT AGREEMENT

This Grant Agreement (the “Agreement”) is entered into this 12th day of July, 2004 (the “Grant Date”), by and between VISUAL NETWORKS, INC., a Delaware corporation (the “Company”), and DONALD E. CLARKE (the “Optionee”).

In consideration of the premises, mutual covenants and agreements herein, the Company and the Optionee agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee a nonstatutory stock option to purchase from the Company, at a price of $2.54 per share (the “Exercise Price”), 300,000 shares of Common Stock of the Company, $0.01 par value per share (“Common Stock”), subject to the provisions of this Agreement (the “Option”). The Option will expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

2. Terminology.

(a) Except where the context otherwise requires, the term “Company” as used herein includes Visual Networks, Inc. and its affiliates.

(b) This Agreement will be administered by Compensation Committee of the Board of Directors of the Company or by the full Board of Directors in its discretion (each hereinafter referred to as the “Administrator”).

(c) The term “Fair Market Value” as used herein means, with respect to a share of Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Agreement, the term “relevant date” as used in this Section 2(c) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

3. Exercise of Option.

(a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised as to its vested portion at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option. In the event of the Optionee’s death, disability, or other termination of employment or service relationship, the exercisability is governed by Section 4 below.

(b) Vesting. The Option will become vested over forty-eight (48) months, as follows; provided, however, that the Optionee is in the continuous employ of or in a service relationship with the Company from the date the Optionee’s employment with the Company commences (“Commencement Date”) through the applicable date upon which vesting is scheduled to occur:

(i)	25% of the Option shall be vested on the first anniversary of the Grant Date, and

(ii)	2.083% of the Option shall become vested, on the 12th day of each month, over a thirty-six (36) month period that commences July 12, 2005 (rounded down to the nearest whole share each month, except for the final month, in which case vesting is rounded up).

Unless the Option has earlier terminated, vesting of the Option will be accelerated so that the outstanding unvested portion of the Option will become vested as to 100% of such unvested portion immediately before the occurrence of a Change in Control in the Company. For purposes of this Agreement, a “Change in Control of the Company” shall occur or be deemed to have occurred only if:

(1) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) during any period of two consecutive years ending during the term of the Plan, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (1), (3) or (4) of this Section 3(b)) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the “Disinterested Directors”), cease for any reason to constitute a majority of the Board of Directors;

(3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale of all or substantially all of the Company’s assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

(c) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by delivery of written notice of exercise on any business day to the Corporate Secretary of the Company in such form as the Company may require from time to time. Such notice shall specify the number of shares in respect of which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(d) of this Agreement. The exercise will be effective upon receipt by the Corporate Secretary of the Company of such written notice accompanied by the required payment or properly executed, irrevocable instructions to effectuate a broker-assisted cashless exercise. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than ten (10) shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares will be issued pursuant to this Option.

(d) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise: (i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company; or (ii) by any other method approved by the Administrator.

(e) Issuance of Shares upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock and will deliver certificates therefor as soon as practicable thereafter. The stock certificates for any shares of Common Stock issued hereunder will, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, total and permanent disability (as defined in Section 4(b) below) or discharge for Cause (as defined in Section 4(d) below), (i) this Option will terminate immediately upon such cessation to the extent it is unvested, and (ii) this Option will be exercisable during the three (3) month period following such cessation with respect its vested portion, but in no event after the Expiration Date. Unless sooner terminated, this Option will terminate in its entirety upon the expiration of such three (3) month period.

(b) Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee ceases his employment or service relationship with the Company as a result of his or her total and permanent disability, (i) this Option will terminate immediately upon such cessation to the extent it is unvested, and (ii) this Option will be exercisable during the one (1) year period following such cessation with respect to its vested portion, but in no event after the Expiration Date. Unless sooner terminated, this Option will terminate in its entirety upon the expiration of such (1) year period. For purposes of this Agreement, “total and permanent disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of total and permanent disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Optionee is totally and permanently disabled will be final and binding on all parties concerned.

(c) Death of Optionee. If the Optionee dies prior to the Expiration Date or other termination of the Option, including if the Optionee dies during the three (3) month period following termination of service for reasons other than Cause, (i) this Option will terminate immediately upon the Optionee’s death to the extent it is unvested, and (ii) this Option will be exercisable during the one (1) year period following the date of death of the Optionee with respect to its vested portion, but in no event after the Expiration Date, by the Optionee’s executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option will terminate in its entirety upon the expiration of such one (1) year period.

(d) Cause. Notwithstanding anything to the contrary herein, this Option will terminate in its entirety, regardless of whether the Option is vested in whole or in part, immediately upon the Optionee’s discharge of employment or service relationship for Cause or upon the Optionee’s commission of conduct constituting Cause during any period following the cessation of employment or service relationship during which the Option otherwise would be exercisable. For purposes of this Agreement, “Cause” shall have the meaning set forth in the employment agreement entered into between the Optionee and the Company, as the same may be amended from time to time, and shall be determined in a manner consistent with the procedure set forth therein.

5. Adjustments and Business Combinations.

(a) Adjustments for Events Affecting Common Stock. In the event of changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator will, in its discretion, make appropriate adjustments to the number, kind and price of shares covered by this Option, and will, in its discretion and without the consent of the Optionee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to the Option as the Administrator, in its sole discretion, determines to be necessary or appropriate.

(b) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option.

(c) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

6. Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise the Option or receive shares of Common Stock pursuant to the Option shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

The Company may require that the Optionee, as a condition to exercise of the Option, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws.

7. Investment Representations. The Optionee represents, warrants and covenants that:

(a) Any shares purchased upon exercise of this Option shall be acquired for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the “Securities Act”) or any rule or regulation under the Securities Act, and that he will not distribute the same in violation of any state or federal law or regulation.

(b) The Optionee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his investment in the Company.

(c) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of this Option for an indefinite period.

(d) The Optionee understands that (i) the shares acquired pursuant to the exercise of this Option will not be registered under the Securities Act or under the securities laws of any state and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year from date of exercise and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (iv) there is as of the date of this Agreement no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company covered by this Option and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this Option under the Securities Act.

By making payment upon exercise of this Option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 7.

8. Reservation of Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Option sufficient to enable it at any time to fulfill all its obligations hereunder.

9. Non-Guarantee of Employment or Consulting Relationship. Nothing in this Agreement alters the at-will or other employment or consulting status of the Optionee, nor is to be construed as a contract of employment or consulting relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a consulting relationship with, the Company, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any portion of the Option to vest or any other adverse effect on the Optionee’s interests under this Agreement.

10. No Rights as a Stockholder. The Optionee will not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him or her upon the due exercise of the Option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

11. Nonstatutory Nature of the Option. This Option is not intended to qualify as an “incentive stock option” within the meaning of Code section 422, and this Agreement will be so construed. The Optionee acknowledges that, upon exercise of this Option, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the shares over the Exercise Price and must comply with the provisions of Section 12 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

12. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Company may refuse to issue any stock certificate until arrangements satisfactory to the Administrator for such payment have been made.

The Company may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

13. The Company’s Rights. The existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word “Optionee” will be deemed to include such person.

15. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Option may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar process.

16. Notices. All notices and other communications made or given pursuant to this Agreement will be in writing and will be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

17. Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to this Agreement pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Optionee, the Company, its stockholders, director and officers, and their respective successors in interest.

18. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the stock option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the stock option granted hereunder will be void and ineffective for all purposes.

19. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option as determined in the discretion of the Board of Directors, except as provided in a written document signed by each of the parties hereto.

20. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, other than the conflict of laws principles thereof.

21. Headings. The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

VISUAL NETWORKS, INC.

By:	/s/ Lawrence S. Barker
Lawrence S. Barker
President and Chief Executive Officer

The undersigned hereby acknowledges that he has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

OPTIONEE

/s/ Donald E. Clarke
Donald E. Clarke

Date: July 12, 2004